EXHIBIT NO. 23.02

CONSENT OF INDEPENDENT AUDITORS'

Board of Directors
Amerityre Corporation
Boulder City, Nevada

We hereby consent to the use in this Registration Statement of Amerityre Corporation on Form S-8 of our report dated September 24, 2001 of Amerityre Corporation for the years ended June 30, 2001 and 2000, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

/S/ HJ & ASSOCIATES, LLC
HJ & ASSOCIATES, LLC
Salt Lake City, Utah
August 5, 2002